INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-97919 of Man-Glenwood Lexington, LLC on Form N-2 of our report dated May 23, 2003, appearing in the Annual Report to Shareholders for the period January 21, 2003 (inception) through March 31, 2003, in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Accountants and Legal Counsel" in the Statement of Additional Information.



/s/ Deloite & Touche LLP
Chicago, Illinois
November 7, 2003